                                                                      EXHIBIT 11


                        SMITH-GARDNER & ASSOCIATES, INC.

                             PER SHARE COMPUTATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995



                                                                 1995         1996         1997
                                                              ----------   ----------   ----------
BASIC NET INCOME (LOSS):
  Weighted average common shares outstanding, exclusive of
    nominal issuances prior to the IPO......................  $5,263,100    5,263,100    5,263,100
  Nominal common shares and equivalents issued prior to the
    IPO assumed to be outstanding for the entire period.....          --           --           --
                                                              ----------   ----------   ----------
  Weighted average common shares outstanding, exclusive at
    end of year.............................................   5,263,100    5,263,100    5,263,100
                                                              ==========   ==========   ==========
  Net income (loss).........................................  $2,080,348   (2,031,996)  (3,348,212)
                                                              ==========   ==========   ==========
  Basic net income (loss) per share.........................  $     0.39        (0.39)       (0.64)
                                                              ==========   ==========   ==========
DILUTED NET INCOME (LOSS):
  Weighted average shares outstanding exclusive of nominal
    issuance................................................   5,263,100    5,263,100    5,263,100
  Nominal common shares and equivalents issued prior to the
    IPO assumed to be outstanding for the entire period.....          --           --           --
  Common stock equivalents..................................   2,255,614           --           --
                                                              ----------   ----------   ----------
  Weighted average common share outstanding, exclusive at
    end of year.............................................   7,518,714    5,263,100    5,263,100
                                                              ==========   ==========   ==========
  Net income (loss).........................................  $2,080,348   (2,031,996)  (3,348,212)
  Plus: interest expense....................................   1,200,000           --           --
  Less: preferred stock dividends...........................    (719,541)          --           --
                                                              ----------   ----------   ----------
                                                              $2,560,807   (2,031,996)  (3,348,212)
                                                              ----------   ----------   ----------
Diluted net income (loss) per share.........................        0.34        (0.39)       (0.64)
                                                              ==========   ==========   ==========
PRO FORMA DATA:
  Weighted average common shares outstanding, exclusive of
    nominal issuance prior to the IPO.......................                             5,263,100
  Nominal common shares and equivalents issued prior to the
    IPO assumed to be outstanding for the entire period.....                                    --
  Weighted average common shares outstanding, exclusive at
    end of year.............................................                             5,263,100
                                                                                        ==========
  Pro forma net (loss) (unaudited)..........................                            (2,399,785)
                                                                                        ==========
  Pro forma basic and diluted net (loss) per share
    (unaudited).............................................                                 (0.46)
                                                                                        ==========

                                                                      EXHIBIT 11

                        SMITH-GARDNER & ASSOCIATES, INC.

                        PRO FORMA PER SHARE COMPUTATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

PRO FORMA BASIC AND DILUTED
Weighted average common shares outstanding, exclusive of
  nominal issuances prior to the IPO........................     5,263,100
Nominal common shares and equivalents issued prior to the
  IPO assumed to be outstanding for the entire period.......            --
                                                              ------------
Weighted average common shares outstanding, exclusive at end
  of year...................................................     5,263,100
                                                              ============
Pro forma net loss..........................................  $ (2,399,785)
                                                              ============
Pro forma basic and diluted net loss per share..............  $      (0.46)
                                                              ============